EXHIBIT 10.34

Third Amendment to Credit Agreement

This Third Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of November 12, 2013, by and among Pioneer Power Solutions, Inc., a Delaware corporation (the “Borrower”), the direct and indirect Domestic Subsidiaries of the Borrower, as Guarantors, and Bank of Montreal, a Canadian chartered bank acting through its Chicago branch (the “Bank”).

Preliminary Statements

A.       The Borrower, the Guarantors and the Bank entered into a certain Credit Agreement, dated as of June 28, 2013 (the Credit Agreement, as the same has been amended prior to the date hereof, being referred to herein as the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.       The Borrower has requested that the Bank make certain amendments to the Credit Agreement, and the Bank is willing to do so under the terms and conditions set forth in this Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.            Amendments.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1.          Section 8.7(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)          purchase money indebtedness and Capitalized Lease Obligations of the Loan Parties in an amount not to exceed $1,000,000 in the aggregate at any one time outstanding;

1.2.          Section 8.7 of the Credit Agreement shall be amended by deleting the word “and” at the end of clause (n), deleting the period at the end of clause (o) and replacing it with the phrase “; and”, and adding a new clause (p) as follows:

(p)          that certain Guaranty of the Borrower dated as of August 19, 2013, in favor of PICO Metal Products, Inc. and PICO Electrical Equipment, Inc., in an amount not to exceed $625,000.

1.3.          Section 8.8(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d)          Liens on equipment of any Loan Party created solely for the purpose of securing indebtedness permitted by Section 8.7(b) (including indebtedness under that certain Purchase Agreement of Certain Assets by and among PICO Metal Products, Inc., PICO Electrical Equipment, Inc. and Pioneer Custom Electrical Products Corp.), representing or incurred to finance the purchase price of such Property, provided that no such Lien shall extend to or cover other Property of such Loan Party other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of such Property, as reduced by repayments of principal thereon;

1.4.          Section 8.23(c) of the Credit Agreement is hereby amended by adding a new sentence at the end thereof to read as follows:

Notwithstanding the foregoing, for the fiscal quarters ending September 30, 2013 and December 31, 2013, if the Revolving Credit Exposure is $0 as of the last day of such quarter, then the Borrower shall not be required to calculate the Fixed Charge Coverage Ratio pursuant to this Section 8.23(c) for such quarter.

Section 2.          Conditions Precedent.

Subject to the satisfaction of all of the following conditions precedent, Sections 1.1, 1.2 and 1.3 hereof shall be effective as of August 19, 2013 and Section 1.4 hereof shall be effective as of September 30, 2013:

2.1.          The Borrower, the Guarantors and the Bank shall have executed and delivered this Amendment.

2.2.         The Bank shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Bank or its counsel may reasonably request.

2.3.         Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

Section 3.          Representations.

In order to induce the Bank to execute and deliver this Amendment, the Borrower hereby represents to the Bank that as of the date hereof (a)  the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Bank) and (b) the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

Section 4.          Miscellaneous.

4.1.     The Borrower and the Guarantors heretofore executed and delivered to the Bank the Security Agreement and certain other Collateral Documents. The Borrower and the Guarantors hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Secured Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Bank thereunder, the obligations of the Borrower and Guarantors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2.     Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.3.     The Borrower agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Bank.

4.4.     This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.

[Signature Page to Follow]

This Third Amendment to Credit Agreement is entered into as of the date and year first above written.

“Borrower”

Pioneer Power Solutions, Inc.

	By	/s/ Andrew Minkow
Name Andrew Minkow
Title CFO

“Guarantors”

Jefferson Electric, Inc.

	By	/s/ Andrew Minkow
Name Andrew Minkow
Title CFO

Pioneer Critical Power Inc.

	By	/s/ Andrew Minkow
Name Andrew Minkow
Title CFO

Pioneer Custom Electrical Products Corp.

	By	/s/ Andrew Minkow
Name Andrew Minkow
Title CFO

Accepted and agreed to.

Bank of Montreal, acting through its Chicago Branch

	By	/s/ Larry Allan Swiniarski
Name Larry
Title Larry Allan Swiniarski

[Signature Page to Third Amendment to Credit Agreement]